SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to sec. 240.14a-12.

CRM Mutual Fund Trust

(Name of Registrant(s) as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	4)	Date Filed:

CRM Mutual Fund Trust

Supplement Dated as of May 22, 2019

to the Combined Proxy Statement of CRM Large Cap Opportunity Fund

and Prospectus for CRM All Cap Value Fund

Dated April 15, 2019

In connection with the Special Meeting of Shareholders of CRM Large Cap Opportunity Fund

Scheduled for June 20, 2019

Capitalized terms used without definition below have the meanings given to them in Proxy Statement/Prospectus. This document should be read together with the Proxy Statement/Prospectus

The following information supplements the information contained in the Proxy Statement/Prospectus:

Jay Abramson, Co-Portfolio Manager of CRM All Cap Value Fund (the “Acquiring Fund”) and CEO and Co-CIO of Cramer Rosenthal McGlynn, LLC (“CRM”), the Acquiring Fund’s investment adviser, will be retiring as a portfolio manager of the Acquiring Fund at the end of June 2019, and retiring as co-CIO of CRM at the end of July 2019.

Accordingly, effective June 30, 2019, Robert Maina will lead the team responsible for the day-to-day management of the Acquiring Fund. Mr. Maina has served as a portfolio manager of the Fund since 2017.

Effective July 31, 2019, Brian Harvey, CFA, CIO and Director of Research at CRM will be responsible for the overall management of the CRM Funds.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE